EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) dated as of December 14, 2022 among Global Payments Inc., a Georgia corporation (the “Company”) and U.S. Bank Trust Company, National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of August 8, 2022 (the “Indenture”), providing for the issuance of the Company’s 1.00% Convertible Senior Notes due 2029 (the “Securities”);

WHEREAS Section 9.02 of the Indenture provides, among other things, that with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (the “Requisite Consents”), the Company and the Trustee may enter into a supplemental indenture for the purpose of amending the Indenture;

WHEREAS the Company has requested and has received the Requisite Consents from the Holders of the Securities necessary to effect that certain amendment to the Indenture, set forth in Section 3 hereof (the “Amendment”);

1.NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

2.CAPITALIZED TERMS.    Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture, and the rules of construction contained in the Indenture will apply equally to this First Supplemental Indenture.
3.AMENDMENT. The following provision of the Indenture will be modified as follows:

a.modify Section 10.10(b) by adding the following proviso to the end of the first sentence thereof immediately prior to “.”: “; provided that such notice requirement shall not apply with respect to the Company’s payment of a regular, quarterly cash dividend to all or substantially all holders of its Common Stock”;

4.CONSENT TO AMENDMENT. The Company hereby certifies that the Waiver to Indenture dated as of November 2, 2022, and annexed as Exhibit A to the Officers’ Certificate dated as of the date hereof, constitutes the Requisite Consents from the Holders of the Securities necessary to effect the Amendment set forth in Section 3 hereof.

5.SECURITIES DEEMED CONFORMED. The provisions of the Securities shall be deemed to be conformed to the Indenture as supplemented by this First Supplemental Indenture and amended to the extent that the Securities are inconsistent with the Indenture as amended by this First Supplemental Indenture.

6.RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

7.GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EXECUTION VERSION
8.TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or in respect of the recitals contained herein, all of which recitals are made solely by the Company. All of the provisions contained in the Indenture as amended hereby in respect of the rights, privileges, protections, immunities, powers and duties of the Trustee shall be applicable in respect of this First Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

9.COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile, PDF or other electronic signature transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic signature shall be deemed to be their original signatures for all purposes.

10.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.

11.EFFECTIVENESS; REVOCATION. This First Supplemental Indenture shall become effective and binding on the Company, the Trustee and every Holder of the Securities heretofore or hereafter authenticated and delivered under the Indenture upon the execution and delivery by the parties of this First Supplemental Indenture.

[Signature page follows]

EXECUTION VERSION
IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

GLOBAL PAYMENTS INC.

By: /s/ David Green
Name: David Green
Title: Senior Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to First Supplemental Indenture]

EXECUTION VERSION
IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By: /s/ David Ferrell
Name: David Ferrell
Title: Vice President

[Signature Page to First Supplemental Indenture]